CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form N-1A of Catalyst/Welton Advantage Multi-Strategy Fund of our reports dated March 15, 2024 and March 29, 2023, relating to the financial statements of Welton ESG Advantage Fund LLC and Welton ESG Advantage Master Fund Ltd., for the years ended December 31, 2023 and 2022, which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ Deloitte Ltd.

Hamilton, Bermuda

March 22, 2024